UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2026

Hexcel Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-8472	94-1109521
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut 06901-3238
(Address of principal executive offices) (Zip Code)

(203) 969-0666
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	HXL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described below in Item 5.07 of this Current Report on Form 8-K, at the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) held on May 14, 2026, the stockholders of Hexcel Corporation (the “Company”) approved the Hexcel Corporation Long-Term Incentive Plan, as amended by Amendment No. 1 to the LTIP (the “LTIP”), which had previously been approved by the Company’s Board of Directors (the “Board”), subject to stockholder approval, to (i) replace the Company’s 2013 Incentive Stock Plan, as amended, (ii) authorize 3,015,000 shares of the Company’s common stock for awards under the plan, including incentive stock options, with such amount subject to adjustment for certain corporate events and under the applicable share counting rules, and (iii) provide that the sum of the grant date fair value of all equity-based awards, and the maximum amount of cash that may become payable, to any individual for services as a non-employee director during any calendar year may not exceed $750,000.

A summary of the LTIP is included in Proposal 4 of the Company’s proxy statement filed with the Securities and Exchange Commission on April 1, 2026 (including the supplement dated April 20, 2026, the “Proxy Statement”), which summary is incorporated in its entirety herein by reference. The summary of the LTIP in the Proxy Statement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the LTIP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The final voting results from the 2026 Annual Meeting are as follows:

(i)	The stockholders elected all of the Company’s nominees for director as follows:

Name of Director	For	Against	Abstain	Broker Non-Votes
Thomas C. Gentile III	64,541,525	3,456,730	71,718	3,284,116
James J. Cannon	67,630,574	410,532	28,867	3,284,116
Cynthia M. Egnotovich	61,098,948	6,947,773	23,252	3,284,116
Guy C. Hachey	63,960,769	4,079,752	29,452	3,284,116
Dr. Patricia A. Hubbard	67,256,597	778,287	35,089	3,284,116
Neal J. Keating	67,652,856	370,454	46,663	3,284,116
David H. Li	67,614,563	429,966	25,444	3,284,116
Nick L. Stanage	65,844,705	2,198,387	26,881	3,284,116
Catherine A. Suever	67,637,629	406,555	25,789	3,284,116

(ii)	The stockholders, on an advisory, non-binding basis, approved the 2025 compensation of the Company’s named executive officers as follows:

For	Against	Abstain	Broker Non-Votes
64,723,298	3,258,394	88,281	3,284,116

(iii)	The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026 as follows:

For	Against	Abstain
69,376,870	1,947,799	29,420

(iv)	The stockholders approved the LTIP as follows:

For	Against	Abstain	Broker Non-Votes
63,629,417	4,394,949	45,607	3,284,116

Item 8.01	Other Events.

Appointment of Lead Independent Director

The Company’s independent directors appointed Guy C. Hachey, effective immediately following the 2026 Annual Meeting, to serve as the Company’s lead independent director. Originally from Montreal, Canada and fluent in French, Mr. Hachey is an accomplished global executive leader with more than three decades of experience in global manufacturing, operations, and strategy, including as President and Chief Operating Officer of Bombardier Aerospace, Inc. (“Bombardier”) from May 2008 until his retirement in September 2014. Prior to joining Bombardier in Canada, Mr. Hachey started his career in Canada, worked in the United States for 15 years, and then lived and worked in Europe for three years overseeing Delphi Corporation Europe, Middle East and Africa.  Mr. Hachey has been a member of the Board and its compensation committee since October 2014, and a member of its nominating, governance and sustainability committee since May 2024.  He has also served as the chair of the Board’s compensation committee since February 2020. Mr. Hachey has held other public company directorships, including with Meggitt, plc from 2019 through 2022 and Melrose Industries PLC since September 2025, where he currently serves on the company’s renumeration committee and nomination committee. As the lead independent director, Mr. Hachey brings his existing institutional knowledge, leadership continuity, and significant knowledge and experience in executive leadership, overseeing operational and management issues relevant to the global manufacturing environment, as well as in-depth experience in overseeing executive compensation and corporate governance as a public company director.  A summary of the lead independent director responsibilities and authorities is included in Proposal 1 of the Proxy Statement under the heading “Board Leadership Structure.”

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1*	Hexcel Corporation Long-Term Incentive Plan (conformed to incorporate Amendment No.1 and effective May 14, 2026)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Management contract, compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2026

HEXCEL CORPORATION

	By:	/s/ Gail E. Lehman
Name: Gail E. Lehman
Title: Executive Vice President, Chief Legal and Sustainability Officer, and Secretary